As filed with the Securities and Exchange Commission on March 25, 2025

Registration No. 333-

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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AN2 Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	82-0606654
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1800 El Camino Real, Suite D

Menlo Park, California 94027

(Address of principal executive offices) (Zip code)

AN2 Therapeutics, Inc. 2022 Equity Incentive Plan

AN2 Therapeutics, Inc. 2022 Employee Stock Purchase Plan

(Full titles of the plans)

Eric Easom

Chief Executive Officer

AN2 Therapeutics, Inc.

1800 El Camino Real, Suite D

Menlo Park, California 94027

(650) 331-9090

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

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Copies to:

Kathleen M. Wells Richard Kim Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600	Lucy O. Day AN2 Therapeutics, Inc. 1800 El Camino Real, Suite D Menlo Park, California 94027 (650) 331-9090

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES

Pursuant to General Instruction E of Form S-8, AN2 Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) for the purpose of registering (i) 1,196,785 additional shares of its Common Stock, par value $0.00001 per share (“Common Stock”), under the 2022 Equity Incentive Plan (the “2022 Plan”), pursuant to the provisions of the 2022 Plan providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2022 Plan on January 1, 2025, and (ii) 299,196 additional shares of its Common Stock under the 2022 Employee Stock Purchase Plan (the “2022 ESPP,” together with the 2022 Plan, the “Plans”), pursuant to the provisions of the 2022 ESPP providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2022 ESPP on January 1, 2025. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

The Registrant previously registered shares of its Common Stock for issuance under the Plans on a Registration Statement on Form S-8 filed with the Commission on March 29, 2022 (File No. 333-263917), a Registration Statement on Form S-8 filed with the Commission on March 30, 2023 (File No. 333-270962), and a Registration Statement on Form S-8 filed with the Commission on March 29, 2024 (File No. 333-278399). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above except as set forth below.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 25, 2025.

(b) The description of the Registrant’s Common Stock which is contained in the Registrant’s Registration Statement on Form 8-A filed on March 22, 2022 (File No. 001-41331) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 29, 2023, including any amendment or report filed for the purpose of updating such description.

(c) The description of rights to purchase Series A Junior Participating Preferred Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on August 19, 2024, including any amendment or report filed for the purpose of updating such description.

(d) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-41331	3.1	June 24, 2024
4.2	Amended and Restated Bylaws of the Registrant.	S-1	333-263295	3.4	March 4, 2022
4.3	Form of Common Stock Certificate of the Registrant.	S-1	333-263295	4.1	March 21, 2022
4.4	Rights Agreement, dated as of August 15, 2024, between AN2 Therapeutics, Inc. and Equiniti Trust Company, LLC, which includes the Form of Certificate of Designations of Series A Junior Participating Preferred Stock as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C.	8-K	001-41331	4.1	August 19, 2024
4.5	Certificate of Designations of Series A Junior Participating Preferred Stock of AN2 Therapeutics, Inc. filed with the Secretary of State of the State of Delaware on August 15, 2024.	8-K	001-41331	3.1	August 19, 2024
5.1*	Opinion of Latham & Watkins LLP.
23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.2*	Consent of Independent Registered Public Accounting Firm.
24.1*	Power of Attorney (included on the signature page of this Registration Statement).
99.1#	AN2 Therapeutics, Inc. 2022 Equity Incentive Plan.	10-K	001-41331	10.3	March 29, 2024
99.2#	Forms of Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise under the AN2 Therapeutics, Inc. 2022 Equity Incentive Plan.	S-1	333-263295	10.4	March 4, 2022
99.3#	Form of Restricted Stock Unit Grant Notice and Award Agreement under the AN2 Therapeutics, Inc. 2022 Equity Incentive Plan.	10-K	001-41331	10.5	March 29, 2024
99.4#	AN2 Therapeutics, Inc. 2022 Employee Stock Purchase Plan.	10-K	001-41331	10.6	March 29, 2024
107.1*	Filing Fee Table.

* Filed herewith.
# Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on March 25, 2025.

AN2 THERAPEUTICS, INC.

By:	/s/ Eric Easom
Eric Easom
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric Easom and Lucy O. Day, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric Easom	Chief Executive Officer and Board Chair (Principal Executive Officer)	March 25, 2025
Eric Easom

/s/ Lucy O. Day	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 25, 2025
Lucy O. Day

/s/ Joseph Zakrzewski	Director	March 25, 2025
Joseph Zakrzewski

/s/ Kabeer Aziz	Director	March 25, 2025
Kabeer Aziz

/s/ Maggie FitzPatrick	Lead Independent Director	March 25, 2025
Maggie FItzPatrick

/s/ Gilbert L. Marks	Director	March 25, 2025
Gilbert L. Marks

/s/ Patricia (Patty) Martin	Director	March 25, 2025
Patricia (Patty) Martin

/s/ Rob Readnour	Director	March 25, 2025
Rob Readnour

/s/ Melvin Spigelman	Director	March 25, 2025
Melvin Spigelman

/s/ Stephanie Wong	Director	March 25, 2025
Stephanie Wong